EXHIBIT 99.1

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES VANGUARD NATURAL RESOURCES, LLC
PURCHASED ON JULY 29, 2011 FROM PRIVATE SELLER

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Members
Vanguard Natural Resources, LLC
Houston, Texas

We have audited the accompanying statement of revenues and direct operating expenses (the “financial statements”) of the oil and gas properties purchased on July 29, 2011 (the “Properties”) by Vanguard Permian, LLC (the “Company”), a wholly-owned subsidiary of Vanguard Natural Resources, LLC, from a private seller (the “Private Seller”) for the year ended December 31, 2010.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Properties are not required to have, nor were we engaged to perform an audit of their internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Vanguard Natural Resources, LLC’s Form 8-K/A and are not intended to be a complete presentation of the results of operations of the Properties.

In our opinion, the statement of revenues and direct operating expenses referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the oil and gas properties purchased on July 29, 2011 by Vanguard Permian, LLC from the Private Seller for the year ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

Houston, Texas
September 16, 2011

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES VANGUARD NATURAL RESOURCES, LLC
PURCHASED ON JULY 29, 2011 FROM PRIVATE SELLER

(in thousands)

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2011	2010	2010
	(Unaudited)
Revenues	$9,385	$9,079	$17,521
Direct operating expenses:
Production taxes	(548)	(517)	(987)
Lease operating expense	(2,504)	(2,249)	(4,796)
Total direct operating expenses	(3,052)	(2,766)	(5,783)

Excess of revenues over direct operating expenses	$6,333	$6,313	$11,738

The accompanying notes are an integral part of these financial statements

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES VANGUARD NATURAL RESOURCES, LLC
PURCHASED ON JULY 29, 2011 FROM PRIVATE SELLER

Notes to the Financial Statements

Note 1:	THE PROPERTIES

On June 23, 2011,  Vanguard Natural Resources, LLC (“Vanguard” or the “Company”) filed a Current Report on Form 8-K announcing that its wholly-owned subsidiary, Vanguard Permian, LLC, together with Encore Energy Partners LP, had entered into two Purchase and Sale Agreements, dated June 22, 2011, with a private seller (“Private Seller”) (the “PSAs”) to purchase producing oil and natural gas properties in the Permian Basin of West Texas (the “Properties”) for approximately $42.5 million in cash, each, subject to adjustment. As reported in a Current Report on Form 8-K filed on August 3, 2011, the closing of this transaction was completed on July 29, 2011 for an aggregate adjusted purchase price of $81.4 million, subject to customary post-closing adjustments.

Note 2:	BASIS OF PRESENTATION

During the periods presented, the Properties were not accounted for or operated as a separate division by the Private Seller.  Certain costs, such as depreciation, depletion and amortization, interest, accretion, general and administrative expenses, and corporate income taxes were not allocated to the individual properties.  Accordingly, full separate financial statements prepared in accordance with accounting principles generally accepted in the United States do not exist and are not practicable to obtain in these circumstances.

Revenues and direct operating expenses included in the accompanying financial statements represent Vanguard’s net working interest in the properties acquired for the year ended December 31, 2010 and the six months ended June 30, 2011 and 2010 and are presented on the accrual basis of accounting. The revenues and direct operating expenses presented herein relate only to the interests in the producing oil and natural gas properties acquired and do not represent all the oil and natural gas operations of the Private Seller, the other owners, or other third party working interest owners. Depreciation, depletion and amortization, interest, accretion, general and administrative expenses and corporate income taxes have been excluded.  The financial statements presented are not indicative of the results of operations of the properties described above going forward due to changes in the business, including new commodity derivative contracts and inclusion of the above mentioned expenses.

The statements of revenues and direct operating expenses of the acquired properties for the six months ended June 30, 2011 and 2010 are unaudited. In the opinion of the Company’s management, such statements include the adjustments and accruals which are necessary for a fair presentation of results for the properties to be acquired. These interim results are not necessarily indicative of results for a full year.

The Company reviewed events occurring after the date of the latest financial statement which could affect the Properties financial position and/or results of operations for the period. The Company reviewed and evaluated events through September 16, 2011, the date these financial statements were issued.

Note 3:	COMMITMENTS AND CONTINGENCIES

Pursuant to the terms of the Purchase and Sale Agreement between the Company and the Private Seller, any claims, litigation or disputes pending as of the effective date (May 1, 2011) or any matters arising in connection with ownership of the Properties prior to the effective date are retained by the Private Seller.  Notwithstanding this indemnification, the Company is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statements of revenues and direct operating expenses.

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES VANGUARD NATURAL RESOURCES, LLC
PURCHASED ON JULY 29, 2011 FROM PRIVATE SELLER

SUPPLEMENTAL OIL AND GAS INFORMATION

(UNAUDITED)

OIL AND GAS RESERVE INFORMATION

Proved oil and gas reserve quantities are based on internal estimates prepared by Vanguard and from information provided by the Private Seller, in accordance with guidelines established by the Securities and Exchange Commission.

There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production and timing of development expenditures.  The following reserve data represents estimates only and should not be construed as being exact.

(in thousands )
	Natural Gas	Crude Oil	Natural Gas Liquids
	(MMcf)	(Mbbl)	(Mbbl)
Total proved reserves:
Balance, December 31, 2009	26,434	1,397	76
Revisions of previous estimates	5,583	295	(9)
Production	(1,593)	(70)	(3)
Balance, December 31, 2010	30,424	1,622	64

Proved developed	28,621	1,398	64
Proved undeveloped	1,803	224	—
Balance, December 31, 2010	30,424	1,622	64

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES VANGUARD NATURAL RESOURCES, LLC
PURCHASED ON JULY 29, 2011 FROM PRIVATE SELLER

SUPPLEMENTAL OIL AND GAS INFORMATION

(UNAUDITED)

FUTURE NET CASH FLOWS

The standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves (Standardized Measure) is a disclosure requirement under Accounting Standards Codification (ASC) 932. The Standardized Measure does not purport to be, nor should it be interpreted to present, the fair market value of the proved oil and natural gas reserves of the properties acquired by Vanguard, but does present a standardized disclosure concerning possible future net cash flows that would result under the assumptions used.  An estimate of fair market value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions.

Future cash inflows are based on the applicable historical oil and natural gas prices.

For the December 31, 2010 calculation in the following table, estimated future cash inflows were computed using 2010 12-month unweighted average first-day-of-the-month prices of $79.43 per barrel of oil and $4.38 per MMBtu for natural gas with no escalation in future years. Operating costs, production and ad valorem taxes and future development costs are based on current costs with no escalation in future years. The estimated future net cash flows are then discounted at a rate of 10%.  No deduction has been made for general and administrative expenses, interest expense, depreciation, depletion and amortization or for federal or state income taxes.  Future income tax expense has not been computed as Vanguard is not a tax paying entity.

The following table sets forth unaudited information concerning future net cash flows for oil and natural gas reserves associated with the Properties.

At December 31, 2010
(in thousands)

Future cash inflows	$340,208
Future production costs	(139,964)
Future development costs	(7,578)

Future net cash flows	192,666
10 percent annual discount for estimated timing of cash flows	(109,945)

Discounted future net cash flows	$82,721

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES VANGUARD NATURAL RESOURCES, LLC
PURCHASED ON JULY 29, 2011 FROM PRIVATE SELLER

SUPPLEMENTAL OIL AND GAS INFORMATION

(UNAUDITED)

The following table sets forth the principal sources of change in discounted future net cash flows associated with the Properties for the year ended December 31, 2010 (in thousands).

Beginning of Year	$53,594
Sales, net of production costs	(11,738)
Net change in prices and production costs	22,433
Previously estimated development costs incurred during the period	11,808
Accretion of discount	5,359
Revision of quantity estimates	16,188
Change in production rates, timing and other	(14,923)

End of Year	$82,721